Registration No. 333-52130             As filed with the Securities and Exchange
                                       Commission on April 10, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            Waypoint Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

         Pennsylvania                                     25-1872581
    (State of Incorporation)                   (IRS Employer Identification No.)

                             235 North Second Street
                         Harrisburg, Pennsylvania 17101
                    (Address of Principal Executive Offices)


          1984 York Financial Corp. Amended Incentive Stock Option Plan
      1992 York Financial Corp. Stock Option and Incentive Plan, as amended 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, as
                                    amended
   1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, as
                                    amended
            1997 York Financial Corp. Stock Option and Incentive Plan
              Harris Savings Bank 1994 Incentive Stock Option Plan
        Harris Savings Bank 1994 Stock Option Plan for Outside Directors
              Harris Savings Bank 1996 Incentive Stock Option Plan
             Harris Financial, Inc. 1999 Incentive Stock Option Plan
       Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors
                            (Full Title of the Plans)

                                   Copies to:

        Charles C. Pearson, Jr.                 Kenneth R. Lehman, Esquire
Co-Chairman and Chief Executive Officer          Edward A. Quint, Esquire
       Waypoint Financial Corp.            Luse Lehman Gorman Pomerenk & Schick
        235 North Second Street                 A Professional Corporation
    Harrisburg, Pennsylvania 17101            5335 Wisconsin Ave., N.W., #400
            (717) 236-4041                        Washington, D.C.  20015
                                                      (202) 274-2000
     (Name, Address and Telephone
           Number of Agent for Service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. : |x|



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

       Title of                                         Proposed              Proposed
      Securities                 Amount                 Maximum                Maximum              Amount of
         to be                   to be               Offering Price           Aggregate           Registration
      Registered             Registered (1)            Per Share           Offering Price              Fee
--------------------------------------------------------------------------------------------------------------------

Options to Purchase
Common Stock

Common Stock, par
value $.01 per share    132,172 shares (2)                     $3.40(3)              $449,385                 $ 119

Common Stock, par
value $.01 per share    285,631 shares (4)                      6.34(3)             1,810,901                   478

Common Stock, par
value $.01 per share    197,789 shares (5)                      6.33(3)             1,252,004                   331

Common Stock, par
value $.01 per share    697,793 shares (6)                      7.55(3)             5,268,337                 1,391

Common Stock, par
value $.01 per share    208,779 shares (7)                     10.17(3)             2,123,282                   561

Common Stock, par
value $.01 per share    20,318 shares (8)                       4.36(3)                88,586                    23

Common Stock, par
value $.01 per share    15,430 shares (9)                       9.02(3)               139,179                    37

Common Stock, par
value $.01 per share    51,752 shares (10)                     20.11(3)             1,040,733                   275

Common Stock, par
value $.01 per share    280,574 shares (11)                    12.76(3)             3,580,124                   945

Common Stock, par
value $.01 per share    37,185 shares (12)                     13.83(3)               514,269                   136

Common Stock, par
value $.01 per share    1,323,255 shares (13)                   9.99(3)            13,192,852                 3,483
                        ----------------                        ----               ----------                 -----



        Total:          3,250,678 shares                                          $28,292,006               $ 7,469
                        ================                                          ===========               =======
                                                                                                               (14)

--------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1984 York Financial Corp. Amended Incentive Stock Option Plan (the "York 1984 Incentive Plan"), the 1992 York Financial Corp. Stock Option and Incentive Plan, as amended (the "York 1992 Incentive Plan"), the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, as amended (the "York 1992 Directors Plan"), the 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, as amended (the "York 1995 Directors Plan"), the 1997 York Financial Corp. Stock Option and Incentive Plan (the "York 1997 Incentive Plan"), the Harris Savings Bank 1994 Incentive Stock Option Plan (the "Harris 1994 Incentive Plan"), the Harris Savings Bank 1994 Stock Option Plan for Outside Directors (the "Harris 1994 Directors Plan"), the Harris Savings Bank 1996 Incentive Stock Option Plan (the "Harris 1996 Incentive Plan"), the Harris Financial, Inc. 1999 Incentive Stock Option Plan (the "Harris 1999 Incentive Plan") and the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors (the "Harris 1999 Directors Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Waypoint Financial Corp. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1984 Incentive Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. ss.230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1992 Incentive Plan.
(5) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1992 Directors Plan.
(6) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1995 Directors Plan.
(7) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1997 Incentive Plan.
(8) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1994 Incentive Plan.
(9) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1994 Directors Plan.
(10) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1996 Incentive Plan.
(11) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1999 Incentive Plan.
(12) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1999 Directors Plan.
(13) Represents 37,959 shares currently reserved for issuance pursuant to the York 1992 Incentive Plan, 77,607 shares currently reserved for issuance pursuant to the York 1995 Directors Plan, 645,659 shares currently reserved for issuance pursuant to the York 1997 Incentive Plan, 17,251 shares currently reserved for issuance pursuant to the Harris 1994 Directors Plan, 486,126 shares currently reserved for issuance pursuant to the Harris 1999 Incentive Plan and 58,653 shares currently reserved for issuance pursuant to the Harris 1999 Directors Plan.
(14)     Previously paid.




         This Post-Effective Amendment to the Registration Statement is filed solely to add exhibits to the Registration Statement and to reduce the number of shares registered shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART II.

Item 8.  List of Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby*

         10.1     1984 York Financial Corp. Amended Incentive Stock Option
                  Plan.*

         10.2     1992 York Financial Corp. Stock Option and Incentive Plan.*

         10.3 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors.*

         10.4 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors.*

         10.5 1997 York Financial Corp. Stock Option and Incentive Plan (Incorporated by reference to the 1997 Annual Meeting Proxy Statement of York Financial Corp. with the Commission on September 25, 1997 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 24, 1997 (File No. 333-40887)).

         10.6 Harris Savings Bank 1994 Stock Option Plan for Outside Directors (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997
                  (File No. 333-36087)).

         10.7 Harris Savings Bank 1994 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

         10.8 Harris Savings Bank 1996 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).

         10.9 Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors (Incorporated by reference to the Proxy Statement of Harris Financial, Inc. filed with the SEC on March 18, 1998)

         10.10 Harris Financial, Inc. 1999 Incentive Stock Option Plan (Incorporated by reference to the Proxy Statement of Harris Financial, Inc. filed with the SEC on March 18, 1998)

         10.11 Amendments to the 1992 York Financial Corp. Stock Option and Incentive Plan, dated as of August 23, 2000.

         10.12 Amendments to the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, dated as of August 23, 2000.

         10.13 Amendments to the 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, dated as of August 23, 2000.

         23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5)

         23.2     Consent of Arthur Andersen LLP*
-----------------------------------

* Previously filed.

                     EXHIBIT INDEX


Exhibit Number       Description

         10.11 Amendments to the 1992 York Financial Corp. Stock Option and Incentive Plan, dated as of August 23, 2000.

         10.12 Amendments to the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, dated as of August 23, 2000.

         10.13 Amendments to the 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors, dated as of August 23, 2000.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 9th day of April, 2001.

                                   WAYPOINT FINANCIAL CORP.


                                   By:  /s/ Charles C. Pearson, Jr.
                                        ----------------------------------------
                                        Charles C. Pearson, Jr.
                                        Co-Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:      /s/ Charles C. Pearson, Jr.
         -----------------------------------------------------
         Charles C. Pearson, Jr., Co-Chairman and
         Chief Executive Officer
         (Principal Executive Officer)

Date:    April 9, 2001


By:      /s/ James H. Moss
         ----------------------------------------
         James H. Moss, Executive Vice
         President and Chief Financial Officer
         (Principal Financial and Accounting Officer)

Date:    April 9, 2001


By:      */s/ Robert W. Pullo
         --------------------------------------------
         Robert W. Pullo, Co-Chairman

Date:    April 9, 2001


By.      */s/ David E. Zuem
         --------------------------------------------
         David E. Zuern, President,
         Chief Operating Officer and Director

Date:    April 9, 2001


By:      */s/ Ernest P. Davis
         --------------------------------------------
         Ernest P. Davis, Director

Date:    April 9, 2001


By:      */s/ Cynthia A. Dotzel
         --------------------------------------------
         Cynthia A. Dotzel, Director

Date:    April 9, 2001


By:      */s/ Jimmie C. George
         --------------------------------------------
         Jimmie C. George, Director

Date:    April 9, 2001


By:      */s/ Randall A. Gross
         --------------------------------------------
         Randall A. Gross, Director

Date:    April 9, 2001


By:      */s/ Robert A. Houck
         --------------------------------------------
         Robert A. Houck,  Director

Date:    April 9, 2001


By:      */s/ Bruce S. Isaacman
         --------------------------------------------
         Bruce S. Isaacman, Director

Date:    April 9, 2001


By       */s/ William E. McClure, Jr.
         --------------------------------------------
         William E. McClure, Jr., Director

Date:    April 9, 2001


By:      */s/ Robert E. Poole
         --------------------------------------------
         Robert E. Poole, Director

Date:    April 9, 2001


By:      */s/ Byron M. Ream
         --------------------------------------------
         Byron M. Ream, Director

Date:    April 9, 2001


By:      */s/ Robert L. Simpson
         --------------------------------------------
         Robert L. Simpson, Director

Date:    April 9, 2001


By:      */s/ William A. Siverling
         --------------------------------------------
         William A. Siverling, Director

Date:    April 9, 2001


By:      */s/ Frank R. Sourbeer
         --------------------------------------------
         Frank R. Sourbeer, Director

Date:    April 9, 2001


By:      */s/ Donald B. Springer
         --------------------------------------------
         Donald B. Springer, Director

Date:    April 9, 2001


By:      */s/ Carolyn E. Steinhauser
         --------------------------------------------
         Carolyn E. Steinhauser, Director

Date:    April 9, 2001


By:      */s/ Thomas W. Wolf
         --------------------------------------------
         Thomas W. Wolf, Director

Date:    April 9, 2001


*Pursuant to Power of Attorney

                                  Exhibit 10.11

                   Amendments to the 1992 York Financial Corp.
                         Stock Option and Incentive Plan

                  RESOLUTIONS OF THE EXECUTIVE COMMITTEE OF THE
                   BOARD OF DIRECTORS OF YORK FINANCIAL CORP.

                                 AUGUST 23, 2000

         WHEREAS, York Financial Corp. (York) maintains the York Financial Corp, 1992 Stock Option and Incentive Plan (the Plan);

         WHEREAS, the plan provides that in the event of a change in control, the Optionee shall, at the discretion of the committee, be entitled to receive cash in an amount equal to the fair market value of the common stock subject to any incentive or non-incentive stock option over the option price of such shares, in exchange for the surrender of such options by the Optionee on that date; and

         WHEREAS, the plan also provides that the committee, in its sole discretion, shall have the power, prior or subsequent to such change in control to make such other adjustments in connection with the plan as the committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; and

         WHEREAS, a change in control has occurred by reason of the corporation entering into an Agreement and Plan of Reorganization with Harris Financial Inc.; and

         WHEREAS, Harris Financial Inc. has agreed to convert such options automatically. into options to purchase shares of Waypoint Financial common stock and assume each York option in accordance with the terms of the applicable York option plan and stock option agreement;

         NOW THEREFORE, BE IT RESOLVED, that the stock option committee, in its sole discretion, has determined that it will not permit any Optionee to be entitled to receive cash in exchange for the surrender of such options by the Optionee in connection with a change in control pursuant to the Agreement and Plan of Reorganization.

         FURTHER RESOLVED, that any other provision of the plan in consistent with the foregoing be deemed amended to the extent necessary to be consistent therewith;

                                  Exhibit 10.12

                   Amendments to the 1992 York Financial Corp.
                  Non-Incentive Stock Option Plan for Directors

                  RESOLUTIONS OF THE EXECUTIVE COMMITTEE OF THE
                   BOARD OF DIRECTORS OF YORK FINANCIAL CORP.

                                 AUGUST 23, 2000

         WHEREAS, York Financial Corp. (York) maintains the York Financial Corp. 1992 Non-Incentive Stock Option Plan for Directors (the Plan); and

         WHEREAS, the Plan provides that upon a change in control, participants shall receive cash equal to the difference between the fair market value of the shares upon the change in control, and the exercise price times the number of options, and the options will be cancelled; and

         WHEREAS, York desires to amend the Plan so that upon a change in control, the options can be continued or assumed, if the parties to the change in control so agree; and

         WHEREAS, Article VI of the Plan authorizes the amendment of the Plan by action of York's Board of Directors,

         NOW, therefore, be it

         RESOLVED, That effective as of the date these resolutions are adopted, the first sentence of Article III, Section (f) shall be amended to read as follows:

         If, in connection with or as a consequence of a change in control, the Holding Company or the Association is merged into or consolidated with another corporation, or if the Holding Company or the Association sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the fair market value of the Common Stock subject to the options as of the effective date of the such corporate event and the exercise price of those options.

         FURTHER RESOLVED, That any other provision of the Plan inconsistent with the foregoing be deemed amended to the extent necessary to be consistent therewith.

                                  Exhibit 10.13

                   Amendments to the 1995 York Financial Corp.
                  Non-Qualified Stock Option Plan for Directors

                  RESOLUTIONS OF THE EXECUTIVE COMMITTEE OF THE
                   BOARD OF DIRECTORS OF YORK FINANCIAL CORP.

                                 AUGUST 23, 2000

         WHEREAS, York Financial Corp. (York) maintains the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors (the Plan); and

         WHEREAS, the Plan provides that upon a change in control, participants shall receive cash equal to the difference between the fair market value of the shares upon the change in control, and the exercise price times the number of options, and the options will be cancelled; and

         WHEREAS, York desires to amend the Plan so that upon a change in control, the options can be continued or assumed, if the parties to the change in control so agree; and

         WHEREAS, Article VI of the Plan authorizes the amendment of the Plan by action, of York's Board of Directors.

         NOW, therefore, be it

         RESOLVED, That effective as of the date these resolutions are adopted, the first sentence of Article III, Section (f) shall be amended to read as follows:

         If, in connection with or as a consequence of a change in control, the Holding Company or the Association is merged into or consolidated with another corporation, or if the Holding Company or the Association sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the fair market value of the Common Stock subject to the options as of the effective date of the such corporate event and the exercise price of those options.

         FURTHER RESOLVED, That any other provision of the Plan inconsistent with the foregoing be deemed amended to the extent necessary to be consistent therewith.